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                                                                     Exhibit 3.2

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                              AMENDED AND RESTATED

                                    BYE-LAWS

                                       OF

                  ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

                       (Effective as of ___________, 2006)

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

                                TABLE OF CONTENTS

BYE-LAW                                                                     PAGE
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
1.  Interpretation.......................................................     1
2.  Board of Directors...................................................     7
3.  Management of the Company............................................     7
4.  Power to appoint managing director or chief executive officer........     8
5.  Power to appoint manager.............................................     8
6.  Power to authorise specific actions..................................     8
7.  Power to appoint attorney............................................     8
8.  Power to delegate to a committee.....................................     8
9.  Power in respect of employees........................................     9
10. Power to borrow and charge property..................................     9
11. Exercise of power to purchase shares of or discontinue the Company...     9
12. Election of Directors................................................    10
13. Defects in appointment of Directors..................................    11
14. Alternate Directors..................................................    11
15. Removal of Directors.................................................    11
16. Vacancies on the Board...............................................    11
17. Notice of meetings of the Board......................................    12
18. Quorum at meetings of the Board......................................    12
19. Meetings of the Board................................................    13
20. Chairman of meetings.................................................    13
21. Unanimous written resolutions........................................    13
22. Contracts and disclosure of Directors' interests.....................    13
23. Remuneration of Directors............................................    14
24. Officers of the Company..............................................    14
25. Appointment of Officers..............................................    14
26. Remuneration of Officers.............................................    14
27. Duties of Officers...................................................    14
28. Register of Directors and Officers...................................    15
29. Obligations of Board to keep minutes.................................    15
30. Indemnification of Directors and Officers of the Company.............    15
31. Waiver of claim by Member............................................    16
32. Notice of annual general meeting.....................................    16
33. Notice of special general meeting....................................    16
34. Advance notice of Member nominees for Director and other
       Member proposals..................................................    16
35. Accidental omission of notice of general meeting.....................    18
36. Meeting called on requisition of Members.............................    19
37. Short notice.........................................................    19
38. Postponement of meetings.............................................    19
39. Quorum for general meeting...........................................    19
40. Adjournment of meetings..............................................    19
41. Attendance at meetings...............................................    20
42. Attendance of Directors..............................................    20

BYE-LAW                                                                     PAGE
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
43. Voting at meetings...................................................    20
44. Voting on show of hands..............................................    20
45. Decision of chairman.................................................    20
46. Demand for a poll....................................................    21
47. Seniority of joint holders voting....................................    22
48. Instrument of proxy..................................................    22
49. Representation of corporations at meetings...........................    22
50. Rights of shares.....................................................    22
51. Limitation on voting rights of Controlled Shares.....................    25
52. Power to issue shares................................................    27
53. Variation of rights, alteration of share capital and purchase of
       shares of the Company.............................................    28
54. Conversion and transfer of Non-Voting Shares.........................    29
55. Registered holder of shares..........................................    30
56. Death of a joint holder..............................................    30
57. Share certificates...................................................    31
58. Calls on shares......................................................    31
59. Forfeiture of shares.................................................    31
60. Contents of Register of Members......................................    32
61. Inspection of Register of Members....................................    32
62. Determination of record dates........................................    32
63. Instrument of transfer...............................................    32
64. Restriction on transfer..............................................    33
65. Transfers by joint holders...........................................    36
66. Representative of deceased Member....................................    36
67. Registration on death or bankruptcy..................................    36
68. Declaration of dividends by the Board................................    36
69. Other distributions..................................................    37
70. Reserve fund.........................................................    37
71. Deduction of amounts due to the Company..............................    37
72. Unclaimed dividends..................................................    37
73. Interest on dividends................................................    37
74. Issue of bonus shares................................................    37
75. Records of account...................................................    38
76. Financial year end...................................................    38
77. Financial statements.................................................    38
78. Appointment of Auditor...............................................    38
79. Remuneration of Auditor..............................................    38
80. Vacation of office of Auditor........................................    39
81. Access to books of the Company.......................................    39
82. Report of the Auditor................................................    39
83. Notices to Members of the Company....................................    39
84. Notices to joint Members.............................................    39
85. Service and delivery of notice.......................................    40
86. The seal.............................................................    40


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

BYE-LAW                                                                     PAGE
-------                                                                     ----
87. Manner in which seal is to be affixed................................    40
88. Winding-up/distribution by liquidator................................    40
89. Alteration of Bye-laws...............................................    41
90. Directors of Bermuda Insurance Subsidiary............................    41
91. Directors of certain Non-U.S. Subsidiaries...........................    41
92. Bye-laws or articles of association of certain subsidiaries..........    42
93. Directors of subsidiaries of Bermuda Insurance Subsidiary............    42

Schedule - Form A (Bye-law 59)
Schedule - Form B (Bye-law 63)
Schedule - Form C (Bye-law 67)

                                 INTERPRETATION

1.   Interpretation

     (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (a) "Act" means the Companies Act 1981 of Bermuda, as amended from time to time;

          (b) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative to the foregoing;

          (c) "Auditor" includes any individual or partnership appointed as auditor of the Company in accordance with Bye-law 78;

          (d) "Bermuda Insurance Subsidiary" means Allied World Assurance Company, Ltd, and any successor thereto;

          (e) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (f) "Business Day" means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States are authorized or obligated by law or executive order to close;

          (g) "Cause" shall be deemed to exist only if (i) the Director whose removal is proposed has been charged with or convicted of an indictable offence or a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for fraud or dishonesty in the performance of such Director's duty to the Company or (ii) the Director whose removal is proposed suffers from any physical or mental disability that substantially impairs the ability of such Director to function in that capacity;

          (h) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (i) "Common Shares" means the common shares, par value U.S.$0.03 per share, of the Company and includes a fraction of a Common Share;

          (j) "Company" means the company for which these Bye-laws are approved and confirmed;

          (k) "Controlled Shares" of any Person means all shares of the Company, of all classes entitled to vote or to elect, appoint or replace Directors, owned by such Person, whether:

               (i)  directly,

               (ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or

               (iii) beneficially owned directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder other than Excluded Controlled Shares;

          (l) "debenture" means debenture stock, mortgages, bonds and any other such debt securities of the Company whether constituting a charge on the assets of the Company or not;

          (m)  "Director" means a director of the Company;

          (n) "Eligible Subsidiary Director" has the meaning ascribed thereto in Bye-law 91(1);

          (o) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (p) "Excluded Controlled Shares" in reference to any Person means Controlled Shares of such Person that would not be Controlled Shares of such Person but for clause (iii) of the definition of Controlled Shares, provided that (i) such Person is registered under the United States federal securities laws as a broker, dealer or investment adviser; (ii) such Person is the beneficial owner of such shares solely because it has discretionary authority to vote or dispose of such shares in a fiduciary capacity on behalf of its client who is also a beneficial owner of such shares; (iii) the voting rights carried by such shares are not being exercised (and the client is informed that they are not being exercised) by such broker, dealer or adviser and are being exercised (if they are exercised at all) by such client; and (iv) the Person would meet the eligibility test for the filing of Schedule 13G contained in Rule 13d-1(b)(1) under the Exchange Act with respect to the entirety of its common share ownership (without regard to whether such Person actually has any filing obligations under Section 13(d) of the Exchange Act), and provided, further, that the Company shall have received such assurances as it may request confirming that such shares are Excluded Controlled Shares. The Company may assume that the Controlled Shares of each Member do not include any Excluded Controlled Shares unless such Member otherwise notifies the Company and provides such assurance;

          (q) "Fair Market Value" means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which the Repurchase Notice of such shares is sent pursuant to these Bye-laws; or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the

               Company and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

          (r)  "Formula" has the meaning ascribed thereto in Bye-law 51(1);

          (s) "Founder" means any of the Industry Founders or GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P. and Bridge Street Special Opportunities Fund 2000, L.P.;

          (t) "Founder Back-Attribution Convention" has the meaning ascribed thereto in Bye-law 64(7);

          (u)  "Indemnitees" has the meaning ascribed thereto in Bye-law 30;

          (v) "Industry Founders" means American International Group, Inc. and The Chubb Corporation;

          (w) "Member" means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

          (x)  "Member Notice" has the meaning ascribed thereto in Bye-law
               34(2);

          (y) "Non-U.S. Direct Subsidiary" has the meaning ascribed thereto in Bye-law 91(1);

          (z) "Non-U.S. Indirect Subsidiary" has the meaning ascribed thereto in Bye-law 91(1);

          (aa) "Non-Voting Shares" has the meaning ascribed thereto in Bye-law 50(1);

          (bb) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (cc) "Offending Member" has the meaning ascribed thereto in Bye-law 64(9);

          (dd) "Officer" means any individual appointed by the Board to hold an office in the Company;

          (ee) "Other Meeting Date" has the meaning ascribed thereto in Bye-law 34(2);

          (ff) "Ownership Limits" has the meaning ascribed thereto in Bye-law 64(8);

          (gg) percentage of "the total combined voting power of all classes of shares entitled to vote" has the meaning ascribed thereto in
               Section 951(b) of the Code and Treasury Regulations Section 1.951-1(g)(2);

          (hh) "Person" means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity;

          (ii) "Preference Shares" has the meaning ascribed thereto in Bye-law 50(1);

          (jj) "Register of Directors and Officers" means the Register of Directors and Officers referred to in Bye-law 28;

          (kk) "Register of Members" means the Register of Members referred to in Bye-law 60;

          (ll) "Repurchase Notice" has the meaning ascribed thereto in Bye-law 11(3);

          (mm) "Repurchase Price" has the meaning ascribed thereto in Bye-law 11(3);

          (nn) "Secretary" means the individual appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

          (oo) "Securities Act" means the United States Securities Act of 1933, as amended from time to time, or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (pp) "share" means a share of any class of shares in the capital of the Company and includes a fraction of a share;

          (qq) "subsidiary", with respect to any Person, means a company more than fifty percent (50%) (or, in the case of a wholly-owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person, or by one or more other subsidiaries of any such Person, and one or more other subsidiaries;

          (rr) "10% Shareholder" means a Person who owns, in the aggregate,

               (i)  directly,

               (ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or

               (iii) beneficially, directly or indirectly within the meaning of
                    Section 13(d)(3) of the Exchange Act,

               issued or issuable shares of the Company representing ten percent (10%) or more of the total combined voting power of all classes of shares entitled to vote of the Company other than, with respect to clause (iii), Excluded Controlled Shares;

          (ss) "United States" means the United States of America and dependent territories or any part thereof;

          (tt) "U.S. Person" means (i) an individual who is a citizen or resident of the United States; (ii) a corporation, limited liability company or partnership that is, as to the United States, a domestic corporation, limited liability company or partnership; (iii) an estate that is subject to United States federal income tax on its income regardless of its source; and
               (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States Persons are authorized to control all substantial decisions of the trust;

          (uu) "Voting Shares" has the meaning ascribed thereto in Bye-law
               50(1).

     (2) In these Bye-laws, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b) words denoting the masculine gender, feminine gender or neuter shall include the masculine gender, feminine gender or neuter as the case may be;

          (c)  the word:

               (i)  "may" shall be construed as permissive;

               (ii) "shall" shall be construed as imperative; and

          (d) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

     (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.   Board of Directors

     The business of the Company shall be managed and conducted by the Board.

3.   Management of the Company

     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.   Power to appoint managing director or chief executive officer

     The Board may from time to time appoint an individual (including a Director) to act as managing director or chief executive officer of the Company, and who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   Power to appoint manager

     The Board may appoint a Person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   Power to authorise specific actions

     The Board may from time to time and at any time authorise any Person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.   Power to appoint attorney

     The Board may from time to time and at any time by power of attorney appoint any Person, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.   Power to delegate to a committee

     The Board may appoint one or more Board committees and may delegate any of its powers (including the power to sub-delegate) to any such committee. Such committees may consist partly or entirely of non-Directors.

     All Board committees shall conform to such directions as the Board shall impose on them. It is further provided that each member of a Board committee shall have one (1) vote, and each committee shall have the right as it deems appropriate to retain outside experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as such committee shall consider advisable and as shall not be inconsistent with these Bye-laws or with any applicable resolution adopted by the Board. Failing the adoption of such rules, the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by directions of the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the Company's minute book.

9.   Power in respect of employees

     The Board may appoint, suspend or remove any managing director, manager, officer, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.  Power to borrow and charge property

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.  Exercise of power to purchase shares of or discontinue the Company

     (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

     (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

     (3) Unilateral Repurchase Right -- If the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member may (i) result in adverse regulatory or legal consequences or (ii) result in, or materially increase the risk of, material adverse tax consequences, to the Company, any of its subsidiaries or any of the Members, the Company will have the option, but not the obligation, to repurchase, in accordance with Section 42A of the Act, all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Repurchase Notice referred to below (the "Repurchase Price"); provided that the Board will use its best efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its right to purchase to a third party or parties including the other Members. Each Member shall be bound by the determination by the Company to repurchase or assign its right to purchase such Member's shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

     In the event that the Company or its assignee(s) determines to repurchase any such shares in accordance with this Bye-law 11(3), the Company shall provide each Member concerned with written notice of such determination (a "Repurchase Notice") at least seven (7) calendar days prior to such repurchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be repurchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. The Member shall retain the ability, subject to these Bye-laws, to transfer its shares to a third party or parties that is not an Affiliate, prior to the closing of the repurchase. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held on the first Business Day that is no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member.

     (4) Restrictions on repurchases -- If the Company repurchases shares, or assigns its repurchase right, pursuant to this Bye-law 11, it shall do so only in a manner it believes would not result, upon consummation of such purchase, in a violation of the Ownership Limits as described in Bye-law 64.

12.  Election of Directors

     The Board shall consist of not less than seven (7) Directors or such number in excess thereof as the Board may from time to time determine up to a maximum of thirteen (13) Directors, each having one vote, who shall be elected, except in the case of vacancy, by the Members holding a plurality of the votes cast for a resolution approving such director, at a general meeting in accordance with and subject to the limitations in these Bye-laws, including, but not limited to, Bye-law 51. The Directors shall be divided into three (3) classes as nearly equal as possible (Class I, Class II and Class III). The initial Class I Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2008; the initial Class II Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2007; and the initial Class III Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2006. At each annual general meeting of Members, the successor or successors of the class of Directors shall hold office for a term expiring at the annual general meeting of Members held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

13.  Defects in appointment of Directors

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified to be a Director.

14.  Alternate Directors

     No Director shall have the right to appoint another person to act as his alternate director.

15.  Removal of Directors

     (1) Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, but only for Cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill any such vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the remainder of the removed Director's term or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

16.  Vacancies on the Board

     (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or from an increase in the size of the Board pursuant to Bye-law 12 or if such Director's office is otherwise vacated. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director so appointed by the Board shall hold office for the remainder of the removed Director's term or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing

Directors or Director may act only for the purpose of (a) summoning a general meeting of the Company or (b) preserving the assets of the Company.

     (3) The office of Director shall be vacated if:

          (a) a Director is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b) a Director is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  a Director is or becomes of unsound mind or dies; or

          (d) a Director resigns his or her office by notice in writing to the Company.

17.  Notice of meetings of the Board

     (1) The chairman, deputy chairman or any two (2) Directors may, and the Secretary on the requisition of the chairman, deputy chairman or any two (2) Directors shall, at any time summon a meeting of the Board by at least three (3) Business Days notice to each Director, unless such Director consents to shorter notice. Attendance at a meeting of the Board shall constitute consent to short notice.

     (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by registered mail, electronic mail, courier service, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose. If such notice is sent by electronic mail, next-day courier or facsimile, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, five (5) Business Days following the sending thereof.

     (3) Meetings of the Directors shall be held within Bermuda, or such other countries as the Board may determine, excluding the United States.

18.  Quorum at meetings of the Board

     The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

19.  Meetings of the Board

     (1) The Board shall appoint a Chairman and a Deputy Chairman who shall be Directors. The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (2) Subject to Bye-law 17(3), Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) Upon any vote of the Directors at a meeting of the Board, each Director shall have one vote.

     (4) A resolution put to a vote at a duly constituted meeting of the Board at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail.

20.  Chairman of meetings

     The Chairman shall have the right to act as chairman at all meetings of the Members and of the Board at which the Chairman is present or, in the case of meetings of Members, such other person as the Chairman may designate to act as chairman of the meeting. In his absence, the Deputy Chairman, if present, shall have the right to act, or to designate another person to act, as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

21.  Unanimous written resolutions

     A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which and at the place at which, the last Director signs the resolution.

22.  Contracts and disclosure of Directors' interests

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by a majority of the Board present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23.  Remuneration of Directors

     (1) The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses reasonably and properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

     (2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

                                    OFFICERS

24.  Officers of the Company

     The Officers of the Company shall include a Secretary, a chief executive officer and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

25.  Appointment of Officers

     The Secretary, the chief executive officer and additional Officers, if any, shall be appointed by the Board from time to time.

26.  Remuneration of Officers

     The Officers shall receive such remuneration as the Board may from time to time determine.

27.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.  Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

29.  Obligations of Board to keep minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

30.  Indemnification of Directors and Officers of the Company

     The Directors, Secretary and other Officers (such terms to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, (together, the "Indemnitees") shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, and the Company shall advance to each Indemnitee any legal or other expenses such Indemnitee reasonably incurs in investigating or defending any such claim upon receipt of notice from the Indemnitee of such expense having been levied, incurred or being expected to be incurred (together with a copy of any order, invoice, bill or other evidence thereof reasonably acceptable to the Company), provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty.

31.  Waiver of claim by Member

     Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

32.  Notice of annual general meeting

     An annual general meeting of the Company shall be held in each year on such date and at such time and place as the Chairman or the Board shall appoint. At least ten (10) days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.  Notice of special general meeting

     The Chairman or any two (2) Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgement such a meeting is necessary, upon not less than ten (10) days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.  Advance notice of Member nominees for Director and other Member proposals

     (1) The matters to be considered and brought before any annual or special general meeting of Members of the Company shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such general meeting in compliance with the Act or procedures set forth in this Bye-law 34.

     (2) For any matter to be properly brought before any annual general meeting of Members, the matter must be (i) specified in the notice of annual general meeting given by or at the direction of the Board, (ii) otherwise brought before the annual general meeting by or at the direction of the Board or (iii) brought before the annual general meeting in the manner specified in this Bye-law 34(2) by a Member of record. In addition to any other requirements under applicable law, the Memorandum of Association of the Company and these Bye-laws, persons nominated by Members for election as directors of the Company and any other proposals by Members shall be properly brought before the annual general meeting only if notice in the manner contemplated hereby of any such matter to be presented by a Member at such annual general meeting of Members (the "Member Notice") is delivered to the Secretary of the Company at the principal executive office of the Company not less than 90 nor more than 120 days prior to the first anniversary date of the annual general meeting for the preceding year; provided, however, if and only if the annual general meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual general meeting date outside such period being referred to herein as an "Other Meeting Date"), such Member Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Any Member entitled to nominate any person or persons (as the case may be) for election as a director or directors of the Company shall deliver, as part of such Member Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of the Company owned of record and beneficially by each such person, as reported to such Member by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company), each such person's signed consent to serve as a director of the Company if elected, such Member's name and address and the number and class of all shares of the Company owned of record and beneficially by such Member. Any Member who gives a Member Notice of any matter proposed to be brought before the annual general meeting (not involving nominees for director) shall deliver, as part of such Member Notice, the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by shareholders) and a brief written statement of the reasons why such Member favors the proposal and setting forth such Member's name and address, the number and class of all shares of the Company owned of record and beneficially by such Member and, if applicable, any material interest of such Member in the matter proposed (other than as a Member). As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine whether the nominee would be considered "independent" under the various rules and standards applicable to the Company.

     Notwithstanding anything in this Bye-law 34(2) to the contrary, in the event that the number of directors to be elected to the Board of the Company is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year's annual general meeting, a Member Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

     (3) Only such matters shall be properly brought before a special general meeting of Members as shall have been brought before the special general meeting pursuant to the Company's notice of special general meeting. In the event the Company calls a special general meeting of Members for the purpose of electing one or more directors to the Board, not at the request of any Members acting pursuant to Bye-law 36 of these Bye-laws, any Member may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of special general meeting, if the Member Notice required by Bye-law 34(2) hereof shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the day on which the date of the special general meeting and of the nominees proposed by the Board to be elected at such special general meeting is publicly announced or disclosed.

     (4) For purposes of this Bye-law 34, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.

     (5) In no event shall the postponement or adjournment of an annual general meeting for which notice has already been given or any announcement of such postponement or adjournment, commence a new period for the giving of notice as provided in this Bye-law 34. This Bye-law 34 shall not apply to Members' proposals made pursuant to Rule 14a-8 under the Exchange Act.

     (6) The person acting as chairman at any general meeting of Members, in addition to making any other determinations that may be appropriate to the conduct of the general meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a general meeting has been duly given in the manner provided in this Bye-law 34 and, if not so given, shall direct and declare at the general meeting that such nominees and other matters are not properly before the general meeting and shall not be considered.

35.  Accidental omission of notice of general meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.  Meeting called on requisition of Members

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.  Short notice

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.  Postponement of meetings

     The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law 36), provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.  Quorum for general meeting

     At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of fifty percent (50%) of the total issued and outstanding Voting Shares throughout the meeting shall form a quorum for the transaction of business; provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall constitute a quorum. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day two (2) weeks later, at the same time and place or to such other day, time or place as the chairman of the meeting or failing him the Secretary may determine. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.  Adjournment of meetings

     The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.  Attendance at meetings

     Members or their duly appointed proxies may participate in any general meeting solely by means of their physical attendance at the meetings, and participation by telephone, electronic or other communications facilities shall not be permitted.

42.  Attendance of Directors

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.  Voting at meetings

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     (2) A resolution put to a vote at any general meeting or other meeting of Members as may be required by the Act to amalgamate the Company with any Person in accordance with the Act shall be decided by the affirmative votes of a majority of the votes cast at any such meeting in accordance with the provisions of these Bye-laws and in the case of an equality of votes such resolution shall fail.

     (3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44.  Voting on show of hands

     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.  Decision of chairman

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.  Demand for a poll

     (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

          (a)  the chairman of such meeting;

          (b) at least three (3) Members present in person or represented by proxy;

          (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

          (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, including any limitation on the voting power of any Controlled Shares pursuant to Bye-law 51, every Person present at such meeting shall have one vote for each Voting Share (as defined in Bye-law 50) of which such Person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-law and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his, her or its vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted as the chairman of the meeting directs for the purpose and the result of the poll shall be declared by the chairman.

47.  Seniority of joint holders voting

     In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.  Instrument of proxy

     (1) The instrument appointing a proxy shall be in any common form or in such other form as the Board may approve, shall be in writing, and shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

     (2) The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy not received in the manner so permitted shall be invalid.

49.  Representation of corporations at meetings

     A corporation which is a Member may, by written instrument, authorise such Person as it thinks fit to act as its representative at any meeting of the Members and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

50.  Rights of shares

     (1) At the date these Bye-laws are adopted, the share capital of the Company shall be divided into three (3) classes of shares: Common Shares that carry voting rights ("Voting Shares"), Common Shares that do not carry voting rights ("Non-Voting Shares") and Preference Shares ("Preference Shares"). The holders of Voting Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

          (a) be entitled to one vote per Voting Share or, in the case of a Controlled Share of a Person that would be a 10% Shareholder without giving effect to Bye-law 51, a fraction of a vote per Controlled Share as determined pursuant to Bye-law 51;

          (b) be entitled to such dividends as the Board may from time to time declare;

          (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (d) generally be entitled to enjoy all of the rights attaching to shares.

Non-Voting Shares shall at all times rank, as to assets, dividends and in all other respects, on a parity with Voting Shares, except that the Non-Voting Shares shall not have the right to vote, except as otherwise provided by the Act.

     (2) The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) the number of shares constituting that series and the distinctive designation of that series;

          (b) the dividend rate (or the basis therefor, if floating) on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

          (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

          (e) whether or not the shares of that series shall be redeemable or repurchaseable (whether at the option of the Company or the holder), and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

          (f) whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

          (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

          (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series including the right to appoint directors and the manner for appointing and removing such directors and the number and term of such directors.

     (3) Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

     (4) At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any Person or Persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the Person or Persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

51.  Limitation on voting rights of Controlled Shares

     (1) Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll at a general meeting every Member present in person or by proxy shall have one vote for each Voting Share registered in his, her or its name in the Register of Members; provided, however, that, subject to the following provisions of this Bye-law 51, if and for so long as (i) the aggregate number of votes conferred by the Controlled Shares of any Person would constitute ten percent (10%) or more of the total combined voting power of all classes of shares entitled to vote of the Company (calculated after giving effect to any prior reduction in voting rights attaching to shares of other Persons as provided in this Bye-law 51) and (ii) with respect to any Person described in clause (i) who is a U.S. Person, such Person owns by application of Section 958(a) of the Code any shares of the Company, such Controlled Shares, regardless of the identity of the registered holder thereof, shall collectively confer a number of votes determined by the following formula (the "Formula"):

                                ((T - C) / 9) - 1

     Where: "T" is the aggregate number of votes conferred by all the issued shares of the Company immediately prior to the application of the Formula with respect to such Controlled Shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any Controlled Shares pursuant to Bye-law 51(4) as at the same date;

            "C" is the aggregate number of votes conferred by the Controlled Shares attributable to such Person.

     Each Controlled Share shall be affected equally by such diminution.

     (2) The Directors may, by notice in writing, require any Member to provide within not less than ten (10) Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

          (a) the number of shares in which such Member is legally or beneficially interested;

          (b) the Persons who are beneficially interested in shares in respect of which such Member is the registered holder;

          (c) the relationship, association or affiliation of such Member with any other Member or Person whether by means of common control or ownership or otherwise; or

          (d) any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

     (3) If any Member does not respond to any notice given pursuant to Bye-law 51(2) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any shares registered in the name of such Member shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

     (4) The Formula shall be applied successively as many times as may be necessary to ensure that no Person (i) who is a U.S. Person and who owns by application of Section 958(a) of the Code any shares of the Company and (ii) who is not a U.S. Person shall be a 10% Shareholder at any time. For the purposes of determining the votes exercisable by Members as of any date, the Formula shall be applied to the Controlled Shares of each Person in declining order based on the respective numbers of Controlled Shares attributable to each Person. Thus, the Formula will be applied first to the Controlled Shares of the Person to whom the largest number of Controlled Shares are attributable and thereafter sequentially with respect to the Controlled Shares of the Person with the next largest number of Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued shares as of such date, as reduced by the prior application of the Formula to any Controlled Shares of any Person as of such date.

     (5) Notwithstanding the provisions of subparagraphs (1) and (2) of this Bye-law 51 above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a 10% Shareholder at any time. It is the intention of these Bye-laws to prevent any Person from being treated as a "United States shareholder", within the meaning of Section 951(b) of the Code, that would be required to include any amounts in income for United States federal income tax purposes in respect of such Person's investment in the Company prior to receipt of dividend distributions from the Company or disposition of such Person's shares in the Company. In order to insure that no Person shall be treated as a "United States shareholder" within the meaning of Section 951(b) of the Code, it is also the intention of these Bye-laws to prevent any Person from exercising, through beneficial (direct or indirect) ownership within the meaning of Section 13(d)(3) of the Exchange Act, ten percent (10%) or more of the total combined voting power of all classes of shares of the Company entitled to vote. Accordingly, this Bye-law 51 should be interpreted so as to effectuate this goal (along with conforming definitional changes as needed) in light of future events, including, but not limited to, (i) the issuance of other shares, or right to acquire shares, that are entitled to vote; and (ii) any recapitalization or modification to the rights of any shares the effect of which is, in part, to alter the voting rights or relative voting rights of any shares.

52.  Power to issue shares

     (1) Subject to these Bye-laws and to any rights attaching to issued shares of the Company, the unissued shares of the Company (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or, subject to
Section 43 of the Act, securities convertible into or exercisable or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board).

     (2) Notwithstanding the foregoing provisions of this Bye-law, the Company shall not issue any shares in a manner that the Board believes would cause, by reason of such issuance, a violation of the Ownership Limits (described below under Bye-law 64).

     Notwithstanding the foregoing provisions of this Bye-law, the restrictions of this Bye-law 52(2) shall not apply to any issuance of shares to a Person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

     (3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in or permitted pursuant to Sections 39A, 39B and 39C of the Act.

     (5) The Company may from time to time do any one or more of the following things:

          (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

53. Variation of rights, alteration of share capital and purchase of shares of the Company

     (1) Without limitation to Bye-law 50, subject to the provisions of Sections 42 and 43 of the Act any Preference Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Board determine.

     (2) While the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) Subject to Bye-law 11(4), the Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

     (5) Notwithstanding Bye-law 53(3), the Board may generally exercise the powers of the Company set out in Sections 45(1)(b), (c), (d) and (e) of the Act, without the need of any approval of the Members as might otherwise be required by such sections of the Act.

54.  Conversion and transfer of Non-Voting Shares

     Subject to Bye-law 64:

     (1) Except as provided in Bye-law 54(3) below, upon the sale, transfer or other disposition of Non-Voting Shares by any Member, such Non-Voting Shares shall become Voting Shares in the hands of the transferee, and shall be so reflected in the Register of Members.

     (2) (a) Subject to the terms and conditions hereof, a holder of Non-Voting Shares shall have the right at any time and from time to time, without payment of additional consideration, to convert all or any part of such Member's Non-Voting Shares into Voting Shares on a one-for-one basis.

          (b) Such conversion shall take effect upon the registration of such conversion, which shall (subject to Bye-law 64) occur upon the holder providing written notice of such conversion to the Company specifying the date on which such conversion is to be registered, which shall be a date at least 10 days after the date on which such notice is delivered to the Company, or such other date as the holder and the Company may agree. From and after the date such conversion is registered, the holder of the Non-Voting Shares shall cease to be entitled to any rights or privileges attached to the Non-Voting Shares and the certificates representing the Non-Voting Shares shall represent only a right to receive certificates for the Voting Shares into which such Non-Voting Shares have been converted. The Company shall deliver or caused to be delivered, to the order of all holders of Non-Voting Shares who have surrendered to the Company for cancellation certificates representing Non-Voting Shares, certificates representing the

               Voting Shares into which such Non-Voting Shares have been converted.

     (3) Notwithstanding anything in this Bye-law 54 to the contrary and subject to Bye-law 64, a holder of Non-Voting Shares shall have the right to transfer such Non-Voting Shares to (i) an Affiliate or (ii) any other Member that is, prior to such transfer, a holder of Non-Voting Shares. Any Non-Voting Shares transferred pursuant to this Bye-law 54(3) shall retain their status as Non-Voting Shares.

     (4) Voting Shares shall not be convertible into Non-Voting Shares, except that so long as a Founder (other than an Industry Founder) or any of such Founder's Affiliates owns directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code any Common Shares, all Voting Shares owned directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code by such Founder or any of such Founder's Affiliates shall automatically convert into Non-Voting Shares, provided that, with respect to Voting Shares converted into Non-Voting Shares by operation of this sentence, such shares shall revert to being Voting Shares after the date such Common Shares are no longer owned by such Founder or its Affiliates. Upon the request of the Company, such Founder or Affiliate shall timely identify to the Company all shares subject to the exception and the first proviso in this Bye-law 54(4).

55.  Registered holder of shares

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other Person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such Person and to such address as the holder or joint holders may in writing direct. If two (2) or more Persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

56.  Death of a joint holder

     Where two (2) or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares, and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.  Share certificates

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

     (4) The share certificates may bear legends concerning restrictions on transfer or otherwise as the Board may from time to time determine.

58.  Calls on shares

     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any moneys unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

59.  Forfeiture of shares

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

60.  Contents of Register of Members

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

61.  Inspection of Register of Members

     The Register of Members shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole 30 days in each year.

62.  Determination of record dates

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

63.  Instrument of transfer

     (1) An instrument of transfer shall be in writing in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

     (3) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

64.  Restriction on transfer

     (1) Subject to the Act, this Bye-law 64 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, and except, in the case of any shares other than the Voting Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at any time owned by it and, subject to Bye-law 63, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty (30) days of such refusal.

     (2) The Directors shall decline to register a transfer (including a conversion pursuant to Bye-law 54(2)) of shares if the Directors have reason to believe that, such transfer would cause (i) any U.S. Person to become a 10% Shareholder (as determined without giving effect to any adjustments to the voting rights of any Member under Bye-law 51), other than a Person who does not own (including as a result of such transfer) any shares of the Company by application of Section 958(a) of the Code; (ii) any Founder, any Affiliate of a Founder or any Person to whom shares of a Founder are attributed under Section 318(a)(3) of the Code (giving effect to Treasury Regulations Section 1.958-2(d)), to own (after taking into account the Founder Back-Attribution Convention), directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code, a greater percentage of the shares than the greater of (x) 9.99% and (y) the percentage of shares such Founder, Affiliate or Person so owned as of the effective date of these Bye-laws (other than as a result of any Affiliate of a Founder (other than an Industry Founder) holding shares as an underwriter, market maker, broker, dealer or investment adviser, but in no event more than 24.5% of the shares); or (iii) any U.S. Person who is not a Founder, to own, by application of the constructive and indirect ownership rules of Section 958(a) and 958(b) of the Code, ten percent (10%) or more of the shares, but only (for purposes of this Bye-law 64(2)(iii)) if such Person owns (including as a result of such transfer), or is deemed to own by application of Section 958(a) of the Code (including as a result of such transfer), any shares in the Company.

     (3) The Directors may, in their absolute and unfettered discretion, decline to register the transfer (including a conversion pursuant to Bye-law 54(2)) of any shares if the Directors have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof or any Member to, or materially increase the risk of, material adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected; provided, however, that in case (ii), the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion.

     (4) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

     (5) The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.

     (6) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may request for the purpose of giving effect to Bye-laws 11(3), 11(4), 52(2), 64(2) and 64(3) including as to such Member or Person's status as a U.S. Person, its Controlled Shares, whether such Person is directly or indirectly insured or reinsured by any subsidiary of the Company, whether any Person related to such Member or Person is directly or indirectly insured or reinsured by any subsidiary of the Company, and other matters of the kind contemplated by Bye-law 51(2). Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

     (7) Founder Back-Attribution Convention -- For the purposes of Bye-law 64(2)(ii), in applying the constructive ownership rules of Section 958(b) of the Code, the rules of Section 318(a)(3) and Treasury Regulations 1.958-2(d) of the Code shall only apply with respect to Founders and their Affiliates to the extent that the rules would attribute to a Founder, or its Affiliate, the shares owned (directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code) by (i) a Person that owns twenty-five percent (25%) or more of such Founder, by vote or value; or (ii) an Affiliate of such Founder (the convention set forth in this paragraph (7), the "Founder Back-Attribution Convention").

     (8) If the Company has reasonable grounds to believe that, as a result of a Person's purchase or other acquisition of or ownership of shares or exercise of any right to acquire shares, one or more Members are or, upon consummation of such purchase or exercise will be, in violation of the ownership limits described in paragraphs
(2) and (3) above (the "Ownership Limits") (or as to which requested evidence of compliance with the Ownership Limits has not been provided to the Company), such purchase or other acquisition shall not be registered in the Register of Members of the Company. In the event that such a transfer is registered, such transfer shall, upon determination by the Company, in its sole discretion, that such violation has occurred (which determination shall be binding on all Members), be reversed. Neither the Company nor the Board of Directors shall be obligated to investigate the circumstances pertaining to any proposed acquisition or any ownership in order to determine compliance with the Ownership Limits.

     (9) If the Company has reasonable grounds to believe that as a result of a Person's direct or indirect purchase or other acquisition or ownership of shares (or any rights to acquire shares), one or more Members are in violation of the Ownership Limits (or if the Company has requested evidence of compliance with the Ownership Limits but has not received it in a timely manner), the Board shall determine as soon as practicable and in its sole discretion whether, and to what extent, to require any, or all, Members, including the aforementioned Person (if such Person is a Member, the "Offending Member") to require the Offending Member to dispose of shares, provided that a disposition under this clause shall be required only if the Board determines (in its sole discretion) that it would have been reasonably practicable for such Offending Member to determine that its actions (including its activities unrelated to its ownership in the Company) would likely result in a violation of the Ownership Limits and, provided, further that under no circumstances shall a Founder, or any of its Affiliates, be required to dispose of shares pursuant to this clause.

     (10) Any disposition pursuant to this Bye-law 64 should occur no later than the 28th calendar day after the date on which the Board first received notice that the aforementioned Member exceeded the Ownership Limits and the disposing Member shall make all reasonable efforts to effect such disposition within such 28-day period.

     (11) In addition to that set forth in paragraphs (8), (9) and (10), if as a result of a Person's purchase or other acquisition of or ownership of shares, the Company has reasonable grounds to believe that one or more Members are in violation of the Ownership Limits, the Board may take such other action in connection therewith or incidentally thereto as the Board may determine is necessary or advisable in its sole discretion. Any determinations made by the Board or the Company in connection with this Bye-law 64 or Bye-law 51 or other related provisions shall be made in its sole discretion (which determinations shall, in each case, be final and binding upon all Members).

     (12) The restrictions on transfer authorized by this Bye-law 64 shall not be imposed in any circumstance in a way that would interfere with the settlement of trades or transactions in shares entered into through the facilities of the New York Stock

Exchange, Inc.; provided, however, that the Directors may decline to register transfers in accordance with these Bye-laws after a settlement has taken place.

65.  Transfers by joint holders

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share or shares to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

66.  Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

67.  Registration on death or bankruptcy

     Subject to Bye-law 64, any Person becoming entitled to a share in consequence of the death or the bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "C" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

68.  Declaration of dividends by the Board

     The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

69.  Other distributions

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

71.  Deduction of amounts due to the Company

     The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

72.  Unclaimed dividends

     Any dividend or other sum payable on or in respect of a share which has remained unclaimed for a period of six (6) years from the date when it became due for payment shall be forfeited and shall cease to remain owing by the Company and the payment of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

73.  Interest on dividends

     No dividend or distribution shall bear interest against the Company.

74.  Issue of bonus shares

     (1) Subject to the Ownership Limits, the Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) Subject to the Ownership Limits, the Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

75.  Records of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

76.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

77.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

78.  Appointment of Auditor

     Subject to Section 88 of the Act and to Bye-law 80, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

79.  Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Board or a committee thereof.

80.  Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, fill the vacancy thereby created. The Board may fill any other casual vacancy in the office of Auditor, but while the vacancy continues the surviving or continuing Auditor, if any, may act.

81.  Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

82.  Report of the Auditor

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3) The generally accepted auditing standards referred to in paragraph (2) of this Bye-law shall be those of the United States of America and the financial statements and the report of the Auditor shall disclose this fact.

                                     NOTICES

83.  Notices to Members of the Company

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form.

84.  Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two (2) or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

85.  Service and delivery of notice

     Any notice shall be deemed to have been duly served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

86.  The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

87.  Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any Person appointed by the Board for the purpose, provided that any Director or Officer may affix the seal of the Company attested by such Director or Officer's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer.

                                   WINDING-UP

88.  Winding-up/distribution by liquidator

     If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he, she or it deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

89.  Alteration of Bye-laws

     No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

                              CERTAIN SUBSIDIARIES

90.  Directors of Bermuda Insurance Subsidiary

     Notwithstanding any other provision of these Bye-laws to the contrary:

     (1) The only individuals who shall be eligible to be elected or appointed by the Company as the Class I directors, Class II directors and Class III directors of Bermuda Insurance Subsidiary shall be the Class I Directors, Class II Directors and Class III Directors, respectively from time to time.

     (2) Any resignation or removal of a Director from the Board or other vacancy arising therein, as well as any replacement or succession of a Director, shall in each case have the same effect on the board of directors of the Bermuda Insurance Subsidiary.

     (3) The total number of directors of the Bermuda Insurance Subsidiary shall be equal to the total number of Directors. Each director of the Bermuda Insurance Subsidiary shall have the same vote, as the respective Director. The directors of the Bermuda Insurance Subsidiary shall be divided into the same classes as the Directors.

91.  Directors of certain Non-U.S. Subsidiaries

     Notwithstanding any other provision of these Bye-laws to the contrary:

     (1) No person shall be elected as a director of any direct subsidiary of the Company organized under the laws of a jurisdiction outside the United States, other than the Bermuda Insurance Subsidiary, ("Non-U.S. Direct Subsidiary") or of any subsidiary (including any indirect subsidiary) of a Non-U.S. Direct Subsidiary so organized ("Non-U.S. Indirect Subsidiary") unless such person has, within the preceding 120 calendar days, been approved, by resolution of the Members in accordance with and subject to the limitations in these Bye-laws, including, but not limited to, Bye-law 51, as a person eligible to be elected as a director of such Non-U.S. Direct Subsidiary or Non-U.S. Indirect Subsidiary (an "Eligible Subsidiary Director"); and

     (2) No person may be elected as a director of a Non-U.S. Direct Subsidiary or a Non-U.S. Indirect Subsidiary, unless all Eligible Subsidiary Directors approved for the relevant Non-U.S. Direct Subsidiary or Non-U.S. Indirect Subsidiary are elected at the same time.

92.  Bye-laws or articles of association of certain subsidiaries

     The Board in its discretion shall require that the Bye-laws of the Bermuda Insurance Subsidiary shall contain provisions substantially similar to Bye-law 90, and the Bye-laws, Articles of Association or other constitutive documents of each Non-U.S. Direct Subsidiary or Non-U.S. Indirect Subsidiary shall contain provisions substantially similar to Bye-law 91.

93.  Directors of subsidiaries of Bermuda Insurance Subsidiary

     Election, appointment, removal, resignation, number and classification of directors of any direct or indirect subsidiary of the Bermuda Insurance Subsidiary organized under the laws of a jurisdiction outside the United States shall be subject to the requirements of either Bye-law 90 or 91.

                                      *****
                                       ***
                                        *

                         SCHEDULE - FORM A (Bye-law 59)

            NOTICE OF LIABILITY TO FORFEITURE FOR NON-PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ______ day of ________, 20__ last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the ______ day of _________, 20__ last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of __________ per annum computed from the said ______ day of _________, 20__ last, on or before the ______ day of _________, 20__ next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this _____ day of __________, 20__


----------------------------------------
[Signature of Secretary]
By order of the Board

                         SCHEDULE - FORM B (Bye-law 63)

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ____________________________________________________ [amount]

___________________________________________________________________ [transferor]

hereby sell, assign and transfer unto _____________________________ [transferee]

of ___________________________________________________________________ [address]

_____________________________________________________________ [number of shares]
shares of Allied World Assurance Company Holdings, Ltd

Dated
      ----------------------------------


----------------------------------------
(Transferor)


In the presence of:


----------------------------------------
(Witness)


----------------------------------------
(Transferee)


In the presence of:


----------------------------------------
(Witness)

                         SCHEDULE - FORM C (Bye-law 67)

           TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
                                   OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the Register of Members of Allied World Assurance Company Holdings, Ltd in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s), and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his, her or its executors, administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ____ day of _________, 20__


Signed by the above-named      )
[person or persons entitled]   )
in the presence of:            )   ---------------------------------------------


Signed by the above-named      )
[transferee]                   )
in the presence of:            )   ---------------------------------------------